FINAL TRANSCRIPT

May. 03. 2005 / 10:00AM, IPCC — Q1 2005 Infinity Property And Casualty Corporation Earnings Conference Call

Conference Call Transcript

IPCC — Q1 2005 Infinity Property And Casualty Corporation Earnings Conference Call

Event Date/Time: May. 03. 2005 / 10:00AM ET
Event Duration: N/A

CORPORATE PARTICIPANTS

Amy Starling
Infinity Property and Casualty — Assistant VP

Jim Gober
Infinity Property and Casualty — Chairman, President, CEO

Roger Smith
Infinity Property and Casualty — CFO

CONFERENCE CALL PARTICIPANTS

Mike Grazier
Piper Jaffrey — Analyst

John Gwynn
Morgan Keegan — Analyst

Jess Hires
Third Point — Analyst

Richard Firie
Delphi Management — Analyst

Lara Devoe
Wachovia Securities — Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Infinity Property and Casualty Corporation First Quarter 2005 Earnings Conference Call. My name is Emma, and I will be your coordinator for today. At this time all participants are in a listen-only mode. We will be facilitating a question-and-answer session towards the end of this conference. If at any time during the call you require assistance, please press star followed by zero and a coordinator will be happy to assist you. I would also like to note that this conference is being recorded for replay purposes.

And now I would like to turn the presentation over to your host for today’s call, Ms. Amy Starling, the assistant vice-president in charge of investor relations. Please proceed, ma’am.

Amy Starling — Infinity Property and Casualty — Assistant VP

Thank you. Good morning, and thank you for joining us for Infinity’s First Quarter Earnings Conference Call. There are sites on the web site that contain much of the information we’re going to discuss this morning, so if you’d like to follow along, just click on the live event link and follow the instructions for the webcast. Certain statements made during this call that may be deemed before looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

All statements in this call not dealing with historical results are forward-looking and are based on estimates, assumptions and projection. Statements which include the words “believe,” “expect,” “may,” “should,” “intend,” “plan,” “anticipate,” “estimate,” or the negative version of these words and similar statements have a future or forward-looking nature identify forward-looking statements. Examples of such forward-looking statements including statements relating to market conditions, premium growth earnings, investment activities, expected losses, rate changes and loss experience. Actual results could differ materially from those expected by Infinity depending on changes in economic conditions and financial markets, including interest rates, the adequacy or accuracy of our pricing methodology, the actions of our competitors, the time to receive approval for the rollout of new programs and requested rate changes, judicial and regulatory developments affecting the automobile insurance industry, the outcome of pending litigation against Infinity, weather conditions, including the severity and frequency of storms, hurricanes, snowfalls, hail, and winter conditions, and changes in driving patterns and loss trends.

Infinity undertakes no obligation to publicly update or revise any forward-looking statements. For a more detailed discussion of some of the foregoing risks and uncertainties, please see Infinity’s filings with the SCC. With that, let me turn it over to Jim Gober, our chairman, president, and CEO.

Jim Gober — Infinity Property and Casualty — Chairman, President, CEO

Good morning. Welcome to our conference call and webcast for the first quarter of 2005. As usual, following our initial remarks we’ll open the lines up for questions.

Let’s begin with the highlights on slide three. First of all, our financial results for the first quarter continue to be very strong. Operating earnings were $16.1 million. That’s a 1.5% increase from the first quarter of 2004. Gross written premiums were 14.3% countrywide and an outstanding 19.3% in our 17 focus states. We’re continuing to make good progress rolling out our new programs. As for the business environment, it remains competitive. I know that’s a question on everyone’s minds.

Companies continue to take selective rate decreases in targeted areas, primarily in the standard and preferred segments of the business, but we’re still not seeing signs of widespread across-the-board rate reductions. Pricing, for the most part, remains rational. I guess as a new development we are seeing some new smaller companies entering several of our states, but again, this is not uncommon in a softening market.

Lastly, I just wanted to mention that Amvest recently affirmed our financial strength and debt ratings. The financial strength rating for the insurance companies remains at A stable, while the debt rating remains a triple B stable. A strong financial strength rating is very important to our agents and policyholders, and certainly a strong debt rating is important in maintaining our cause to capital.

Now, for an update on operations on slide four. Net EPS for the first quarter as reported this morning was $1.15, up 42% from the first quarter of 2004. Most of this increase came as a result of realized capital gains taken from our investment portfolio. As I mentioned earlier, operating EPS was up slightly from that in the first quarter of 2004. The gap combined ratio for the quarter was a 91.2.

Excluding favorable development on losses, the gap combined ration is running at about a 95.1. That’s up 1.6 points from that in the first quarter of 2004. A higher combined ratio in the first quarter is pretty typical given seasonal weather patterns. And it’s certainly common on growing new books of business, such as Texas and Florida where we have higher commission rates and higher claim frequencies on new business, as compared with lower commissions and lower frequencies on renewal books. I’ll cover this in a little more detail later.

Overall, our average cost per claim or average severity increased modestly from that in the first quarter of 2004, and frequency trends for the quarter were up slightly over that of the first quarter in 2004. As I just mentioned, we attribute the slight increase to the wet weather in California in the first quarter, as well as the increasing book of new business in Florida and Texas. I know Roger Smith, he’s here with us, our CFO. He’ll give you more details on the financial results a little later.

I wanted to make a brief comment before we get into slide five. I know in the past we made a distinction between our top five states, those states being California, Florida, Georgia, Connecticut and Pennsylvania. We refer to those states as our franchise states. And we made the distinction between those states and our remaining 12 focus states, which we refer to as resource states.

You may recall that we had the key ingredients of our business model in place in our franchise states, and we were in the process of implementing many of those key ingredients in our resource states. I know throughout last year we reported on our progress of this implementation, particularly the new product rollouts and by the end of last year we had most of the ingredients in place for most of our focus states. So as a result, the distinction between franchise and resource states has materially blurred. So beginning this quarter, rather than making that distinction between those states, we’ll talk about the top five and the remaining focus states.

Again, our top five states currently remain the ones I just mentioned. So in slide five you see that these top five states make up 77.5% of our total premium. That equates to about 82% of our personal auto premium buying for the first quarter. So needless to say, I need to spend some time discussing that business given their importance.

The first quarter also saw solid policy count or premium growth. As you can see on slide five, premiums for the personal auto business for these top five states grew 11.2%. Policy counts were up about 6.1% from that of the end of the fourth quarter of 2004. We continue to aggressively appoint agents in our new programs in these states, and our combined ratios continue to be very favorable for these top states.

As for the individual state detail, California had modest growth in the first quarter. Policy counts were up about 2% from those at the end of 2004. Premiums were up about 1% from the first quarter of 2004. The California marketplace remains very competitive, but our additional broker appointments, and our marketing efforts in 2004 and early ‘05 have allowed us to hold our own.

Our next state, Florida continued its strong growth. Policy in force were up 27% from the end of 2004. Premiums grew 67% from the first quarter of ‘04. By the way, about 25 points of that growth in premium is attributable to a larger percentage of our business being 12-month policies. As I stated last quarter, we’ve been successful growing our business in targeted areas in the state. I know I mentioned that we’re primarily focused from Tallahassee east of Jacksonville down to Orlando, to Tampa and then down to Ft. Meyers.

In Florida we did see an up tick in the month of March in both plain frequencies and to a lesser extent severities across all coverages. I know many of you have heard me say that an increase in frequencies is typical for a growing new book of business, particularly this early in the year. Nevertheless, we continue to evaluate the business and are prudently taking actions to insure that the book continues to generate adequate underwriting profits.

For example, we’re evaluating the need for additional rate increases and, in fact, have implemented a modest rate increase in April on our Florida renewal book, and we have an increased target for this month on our new business.

Our next state, Georgia continued to show strong growth in the first quarter. I know we talked about a few minor adjustments we made late in the third quarter of last year. Those actions are really beginning to pay dividends as growth and premiums and policies continues. Personal auto policy counts in that state are up 12% from year end ‘04, and personal auto premiums have grown over 19% as compared with the first quarter of 2004.

In Connecticut where growth continues to be a challenge, I know I haven’t had really much good news the last four quarters in Connecticut, but finally I’m happy to announce that our new premium product was approved by the Department of Insurance, and in April it was introduced to the marketplace. Our early indications are that the product is being well received, so I’ll give you an update of that progress next quarter.

As for Pennsylvania, it’s now surpassed Connecticut as our fourth largest state. Policy counts increased in our personal auto book a little under 1%. Quarterly personal auto premiums, as compared with that of the first quarter of ‘04, are down about 3%. Part of our issues in Pennsylvania is that several competitors have increased commission rates, and there’s at least one West Coast competitor in the state aggressively appointing agents. That’s having an impact on our growth.

The good news is that we haven’t seen the other competitors in the state. They’re taking significant rate reductions. If we should see a rational rate slashing in any of our states, not just Pennsylvania, we certainly will not follow that lead. You know, we want to grow our business, but we’re not going to sacrifice underwriting profitability in order to gain market share with any ill-advised rate decreases.

As for the remaining focus states, growth in the first quarter was robust, both on premium and policy counts. Texas, South Carolina, Arizona, Alabama, and Missouri all showed healthy premium and policy count growth, and we continue to roll out our three-tiered policy offerings in these states. It’s having a good impact. Again, much like our top five states, we also aggressively appointed agents in these remaining focus states in the first quarter.

So with that, I’m going to turn the presentation to Infinity’s CFO, Roger Smith, to update our financial performance. Roger?

Roger Smith — Infinity Property and Casualty — CFO

Thanks, Jim, and good morning. I’m going to discuss the details of the financial results for the first quarter of 2005. For your information, Infinity’s web site provides a more detailed quarterly financial data, including what are discussed today in a convenient Excel spreadsheet. The web site address is www.ipacc.com. You’ll find the detailed spreadsheets under the quarterly report’s tab on the investor relations page of that web site. The definition of reconciliation of non-GAAP items can be found on the sheet ten of the spreadsheet. And we do apologize that the supplemental package that I just referred to wasn’t posted until just very late this morning. It is out there now. We had some technical difficulties with connectivity with our web posting outsource, but those are fixed in the packages there.

Slide six summaries IPCC’s financial performance for the quarter. My discussions of the results are summarized on slides seven and eight. So let’s turn first to slide seven. IPCC’s quarterly revenues continue to increase up about 13% compared to the first quarter of 2004. Earned premiums were also up about 9.7% for the quarter.

As you may recall, we had seeded 10% of our physical damage premiums in 2004 under our physical damage share agreement. Excluding the effect of the physical damage quarter share we had in place in 2004, earned premiums actually fell slightly about 1.3% as the increase in written premiums that we saw in the fourth quarter in 2004 and the first quarter of 2005, as Jim just referred to, have not began taking hold and are fully earned yet. The physical damage quota share agreement, by the way, was commuted at the end of the year and that’s no longer in place.

Personal auto written premiums in the focus states grew about 19.3% in the first quarter. In force premiums grew 19.2% since December with several states showing strong growth as we roll out our new products and programs. Excluding a one-time adjustment in a North Carolina insurance facility, premiums for the nonfocus state now represent about 3% of Infinity’s quarterly premiums. There’s actually a return premium adjustment from the facility for the quarter.

The nonfocus states historically have been unprofitable, and we continue to take aggressive actions to reduce business in those states.

Investment income for the quarter was about $16.6 million. That’s up slightly from the $16 million we saw in the first quarter of 2004, as the interest expense on the quarter share fell about half a million dollars as a result of elimination of that facility at the end of 2004. Excluding the effect of the quota share, investment income was essentially flat. Average quarterly portfolio balances increased about 4% from the first quarter of 2004, but book yields were down about 30 bases points as compared to that first quarter of 2004, so essentially, that negated the increase in the portfolio balances. And March 31, 2005, the tax equivalent book yield on the portfolio was about 5.1% with a tax equivalent market yield of about 4.8%.

The portfolios invested still very conservatively in 91% in fixed income securities with an average duration of 4.1 years. That’s down from 4.6 years a year ago, and 7% of the portfolios invest in cash and cash equivalents and about 2% in equities, so it’s still very, very conservatively invested.

Recall that at the end of 2004 Infinity had a substantial over $60 million of capital loss carry-forwards, which were fully reserved for. To utilize some of those tax loss carry-forward in the first quarter, we sold about $100 million in securities which generated about $10 million of tax capital gains. Regarding the unrealized gain position on the current portfolio, since year end 2004 through March 31st of this year, given the slight increase in general market rates, the portfolio did lose about $23 million of unrealized gains on a pretax basis. That’s approximately $0.73 a share on the book value.

Since March 31, 2005, rates have eased to some extent and that’s allowed us to recover some of the drop in the unrealized gains. In fact, in April with the fall in general market rates, we continued to harvest some of the capital gains, again with the objective of utilizing some of the capital loss carry-forward. And we generated about $2.5 million of pretax capital gains in April, all of which will be sheltered from the income tax by that utilization of the carry-forward. Proceeds from those sales have been invest in cash equivalents for the time being, which further reduces our overall duration of the portfolio.

We continue to look for opportunities to efficiently generate capital gains to further utilize the carry-forward, however, these opportunities may narrow in 2005 given our expectation that rates will continue to rise both on the short and long end of the year curve over the next six to 12 months.

Turning to slide eight. In regards to profitability, as Jim just discussed, operating profits are up slightly compared to the first quarter of 2004. Underwriting income was up about 12% or about $2.3 million from the first quarter of 2004. CAT losses for the first quarter of this year were fairly modest at $361,000 as compared to about $121,000 in the first quarter of last year. We had about $9 million of favorable development in the first quarter of 2005, mostly on our California book of business as compared to about $2.5 million of favorable development in the first quarter of last year.

If you exclude these reserved redundancy releases from both years, the combined ratio, as Jim mentioned, is up to about 95.1. That’s about 1.6 points above what we recorded last year first quarter, excluding that favorable redundancy release.

Also, as Jim discussed, the first quarter of 2005 saw more normal weather patterns, actually quite a bit of wet weather in California. We have benefited from very favorable weather in the first quarter of the last two years. Also, as Jim discussed we saw an increase in claims frequencies and severities, severities to a lesser extent in Florida, although it’s too early to tell whether these trends will continue. And as Jim mentioned, it’s fairly typical on a new and growing book of business.

In the first quarter, our charge for extra contractual charges was about $5.7 million, which is about $4.5 million greater than what we incurred in the first quarter of 2004. We had several cases that were reserved for and settled this quarter. Over the past nine quarters, the quarterly charge is averaged about $2.3 million, but given the sporadic, infrequent nature of such cases, the quantification of these charges is varied anywhere from as low as $500,000 per quarter to $5.7 million per quarter, so this quarter obviously was heavy.

Our effective tax rate was approximately 34.5%. That’s up from the first quarter of last year. That’s almost exclusively as a result of the capital gains we took, which are taxed at the effective rate of 35%. Excluding the effect of the capital gains and the taxes on those, the effective tax rate was 33.8%, which is very much in line with prior quarters, and very much in line with what I would expect for the remainder of this year.

Keep in mind, we’ve not taken credit in 2005 for any capital loss carry-forward utilization, but will do so in the fourth quarter once we know the amount of the full year’s capital gains that may be sheltered with that capital loss carry-forward.

Regarding the share repurchase, earlier this year we announced our intention to buy back up to $50 million of our stock over the next three years. Blackout periods under the lay and instituting a 10B5 repurchase plan contributed to our not having affected repurchases in the first quarter; however, our 10B5 plan will be in effect within the next several days, so that repurchases may be undertaken in accordance with predetermined guidelines, even during blackout periods.

Regarding earnings guidance given the solid performance in the first quarter, but the fact that it’s still pretty early in the year, we will continue to maintain our guidance of $3.35 to $3.65. Same guidance we provided in February. We’ll have a better view of the rest of the year at the end of the second quarter, and we’ll reevaluate the guidance at that time.

So that concludes the formal comments, the presentation at this time. We’d like to open it up for questions.

Operator

(OPERATOR INSTRUCTIONS.) We will pause for a moment to compile a list of questions. Thank you. And our first question comes from the line of Mike Grazier (ph) from Pipe Jaffrey. Sir, please proceed.

Mike Grazier — Piper Jaffrey — Analyst

Good morning.

Jim Gober — Infinity Property and Casualty — Chairman, President, CEO

Good morning.

Roger Smith — Infinity Property and Casualty — CFO

Good morning.

Mike Grazier — Piper Jaffrey — Analyst

Congratulations on a nice quarter. Roger, could you walk us through the LAE number? It’s much lower. Looks like it’s the lowest, I think, if I go back three years and I look at it as a percent of premium earned it’s quite low. Can you just walk us through sort of what may be going on there? And I think this is perhaps the second quarter in a row where there’s been a reserve release, if you could just walk us through sort of your policy around those releases or retaining that as well.

Roger Smith — Infinity Property and Casualty — CFO

Sure.

Mike Grazier — Piper Jaffrey — Analyst

The decision process.

Roger Smith — Infinity Property and Casualty — CFO

Regarding the LAE, obviously keep in mind we had the quota share in place in the past, so it’s best to look at it excluding the quota share, which we do provide that information on page 7 of our supplemental guide. It is relatively low relative to the recent history. Keep in mind, we did have some unfavorable development, particularly on the New York book of business. As that business runs down, that caused an up tick in the LAE, so a lot of the unfavorable development we’ve had in the past for that book of business was affecting LAE.

Regarding our policy in regard to reserves, we review reserves quarterly. We actually have two internal reviews going on. We look at by state/by coverage combined ratios on an accident-year basis. Very important to us to have reserve accuracy, so again, it’s as quarterly review. With new and growing books of business, we probably tend to be a little bit of conservative. I’m not saying we over reserve, but we try to be conservative so that we’re not surprised negatively. It does not mean we will never have unfavorable development. In fact, one quarter last year with the New York book of business we did, but we try to reserve conservatively, and therefore, we don’t get out of line with our reserving or our pricing, for that matter.

Mike Grazier — Piper Jaffrey — Analyst

Okay. Any idea as to how much New York actually added over the time on average?

Roger Smith — Infinity Property and Casualty — CFO

I would probably say it was at least two to three points. A loss adjustment spent to ratio was 15 to 16%. It’s probably not something — in terms of expectation, that’s probably a reasonable number, I would think.

Mike Grazier — Piper Jaffrey — Analyst

And then also I noticed the litigation expenses continued to decline. And I think you made some brief comments earlier on that.

Roger Smith — Infinity Property and Casualty — CFO

Yes.

Mike Grazier — Piper Jaffrey — Analyst

On a go-forward basis should they stabilize here or continue to pick up a little bit or how do we do those?

Roger Smith — Infinity Property and Casualty — CFO

A couple of things. The cases that were settled that were reserved for in the first quarter, there were some old cases. These cases are hard. The amount of ECO charges in any quarter is very difficult to predict, only because they are fairly infrequent. Internally, we tend to look at averages over time. The fact that we’re in Florida and Georgia, which are challenging states, I will say, it doesn’t mean they’re insurmountable, but challenging states, and we are growing that business, that might suggest that the number — and it may be up a little bit from the averages that we’ve seen, which is about $2.3 million a quarter, but the number can vary so much and so it’s hard to predict what those numbers will be going forward.

Mike Grazier — Piper Jaffrey — Analyst

Okay.

Roger Smith — Infinity Property and Casualty — CFO

Quarter to quarter.

Mike Grazier — Piper Jaffrey — Analyst

All right. Thank you very much.

Roger Smith — Infinity Property and Casualty — CFO

Welcome.

Operator

And our next question comes from the line of John Gwynn from Morgan Keegan. Sir, please proceed.

John Gwynn — Morgan Keegan — Analyst

All right. Roger, was there any New York PIP development in the first quarter?

Roger Smith — Infinity Property and Casualty — CFO

New York in general tends to run a hot combined ratio, only because again it’s in runoff, which certainly is a challenge, but I think overall the combined ratios are still above 100. And again, we’re taking actions, including rate increases that the state will approve to run that business down and to make it more profitable, certainly.

John Gwynn — Morgan Keegan — Analyst

Okay. On the bonus formula that you all disclosed earlier this year, the earnings per share number, it looks like to get 100% or at least that part of the formula it’d be $4.17. Is that an operating number or is that the net income number gap?

Roger Smith — Infinity Property and Casualty — CFO

It’s operating.

John Gwynn — Morgan Keegan — Analyst

Operating, excluding capital gains?

Roger Smith — Infinity Property and Casualty — CFO

Yes. I don’t get credit for capital gains.

John Gwynn — Morgan Keegan — Analyst

Just checking. Jim, you mentioned that you’ve seen small companies come into some of your markets again. I just have sort of an environmental question for you. Given the fact that — at least it’s been my experience that these small players that come in at this stage of the market usually rely heavily on some sort of asymmetrical finite quota-share arrangement and given the fact that obviously that there’s some additional scrutiny on those arrangements now, and inter-oceans and runoff, which to my knowledge is one of the bigger facilities for finite quota share, doesn’t that argue for some mitigation of the downward pricing pressures from these entities going forward, everything else remaining the same?

Jim Gober — Infinity Property and Casualty — Chairman, President, CEO

Yeah, John, I agree. I think it does. I mean, the typical pricing pressures, the typical take of responsible companies’ rate structure and undercut it 10, 15% typically comes from those type markets. I made that comment simply because there wasn’t a whole lot to report new in terms of development from a competitive standpoint. The pricing was still remaining rational. I think that was the comment that I made, that we were seeing a few new guys come into some of the states. I think Tennessee is an example and Pennsylvania another, but nothing like, again, what we experienced in ‘98 and 1999. That was really the only new development I had competitively speaking versus what we’ve already commented on in the past three quarters, so I wasn’t really trying to highlight that in terms of it being a grave concern, by any means, because the big companies still control the market, in my opinion. It was just a matter of that was really the only new development that we had up until this time.

John Gwynn — Morgan Keegan — Analyst

Right.

Roger Smith — Infinity Property and Casualty — CFO

And I think the lack of capacity on the finite side certainly could do nothing but to help the situation in terms of irrational prices coming into the market with reinsurance backing.

John Gwynn — Morgan Keegan — Analyst

Right. Roger, are you seeing people virtually scurrying for darkness? Some of your public peers have not given up the cocaine habit yet.

Roger Smith — Infinity Property and Casualty — CFO

No comment on roaches and cocaine.

John Gwynn — Morgan Keegan — Analyst

Okay. Roger, do you think we’re going to see other states — Florida has opened an inquiry into finite, and obviously with the headlines on AIG and Gen Re and National Indemnity and whatnot, that there’s a lot of focus on the commercial side of the business, but quite frankly, I think the Florida department’s intent is to clean up something they’ve never been able to do historically, and that’s those speed machines down in south Florida, the MGAs. Do you think we’ll see more on the state level in that regard?

Jim Gober — Infinity Property and Casualty — Chairman, President, CEO

John, this is Jim. I think anytime you have a commissioner that is an elected commissioner, you’re going to see more of that. I think politically it makes for good headlines and in states like Florida or be it California, again other states — Georgia’s another good case in point — I think you’re seeing some of that today, and I think that will continue. And I think that again is good political fodder, and I think that’s going to happen.

John Gwynn — Morgan Keegan — Analyst

Okay. Thanks. That’s all I have.

Jim Gober — Infinity Property and Casualty — Chairman, President, CEO

Sure.

Operator

And again, ladies and gentlemen, if you’d like to ask a question, please press star one. And our next question comes from the line of Jess Hires (ph) from Third Point. Sir, please proceed.

Jess Hires — Third Point — Analyst

Good morning and good quarter. I apologize if you’ve covered some of these items on the call already, but Roger and Jim, can you walk me through what the combined ratios were within the top five focus states, the remaining focus states and the non-focused states? I see the supplement. I don’t see that section completed, and I wasn’t sure if you discussed it on line.

Roger Smith — Infinity Property and Casualty — CFO

Yeah, we’re still completing all that, and that will be posted within the week. But the top five focus states — we don’t call them franchise states anymore — they’re running very strong combined ratios, below 90 kind of combined ratios. The resource states given the growth and some of the things that Jim talked about, they’re up from that, probably running in the range of what we saw in the fourth quarter. Again, some of that can be expected with the new growing book of business. The year in premium really sometimes hasn’t caught up with the loss ratio. But we’re keeping a close eye on that and certainly 77% of the business come from the top five states. Certainly goes well for a below 90-combined ratio.

The non-focused states still run a temperature, and a big driver that is in New York with — we’ve seen a little bit of more development. Not dramatic, but we keep our eye on New York and the other states.

For the most part, New York from a written premium standpoint is pretty much the only thing left. A little bit in Oklahoma and Louisiana, but the premiums on the other states are dramatically down from what we’ve seen historically. So with that New York book and the challenges that we have there, and we’re not the only company that has challenges in New York, that creates a problem. But again, it’s such a small piece of our business, less than 3% now, that it becomes less and less of an impact on the bottom line.

Jess Hires — Third Point — Analyst

So within the remaining focus states last quarter, your combined was 115%. You had a decent — lot of growth in that line item this quarter. So you’re saying, if I hear you correctly, we should expect 115% combined ratio within that bucket?

Roger Smith — Infinity Property and Casualty — CFO

It’s going to be probably a little bit above 100. Again, we’ll quantify the numbers and have them posted.

Jess Hires — Third Point — Analyst

Okay. And I missed on the call. The growth went in the remaining focused state, was that isolated in one particular state or a few states?

Roger Smith — Infinity Property and Casualty — CFO

You mean, the second 12, I guess?

Jess Hires — Third Point — Analyst

Well, exactly. You know, up front $31.3 million last quarter to $43.6 this quarter, up from $23.4 last quarter. Significant year over year growth and sequential.

Roger Smith — Infinity Property and Casualty — CFO

Most of the percentage growth, I mean, every state is growing fairly healthy, other than a couple of the ones that we just added. For example, Indiana, Wisconsin, which just added to the list. Virginia. Some of our programs we haven’t got off the ground there, but the other states are growing on a percentage basis, but starting from very low basis. Really from a dollar standpoint, it was Arizona and Texas driving most of that growth. And again, those states, we started new programs last year, and they show promise. But again, we continue to keep our eye on underwriting profitability, which is the objective.

Jess Hires — Third Point — Analyst

Can you talk broadly too where combined ratios were in the quarter for both Arizona and Texas concerning that? It sounds like the main source of the delta in growth end, where do you see those combines getting to over the next 12 months given that to Jim’s comment said earlier in the life of these policies you have higher combines?

Roger Smith — Infinity Property and Casualty — CFO

Right. Well, the combines are going to be above 100, obviously because that’s where most of the premium and the growth is coming from. Again, a new book of business. We’re not trying to undershoot reserves. Over time, we price to underwriting profitability, and that’s our objective, and we’ll take actions if we feel that the combined ratios are not going to fall back in line with our objectives in order to accomplish that.

Jess Hires — Third Point — Analyst

Okay. But as investors of Infinity wouldn’t you be expected to see that bucket dip below 100%, because the trend certainly isn’t going in the right direction. And, you know, as a shareholder, I’d rather see you use that marginal capital to buy back stock rather than write business that’s not profitable from an underwriting standpoint. So wouldn’t you be expected to see that trend go the other way?

Jim Gober — Infinity Property and Casualty — Chairman, President, CEO

Yeah, Jess, I can’t give you a date certain. This is Jim. The comment that I made earlier, Florida is a good case in point, and to the point that Roger just made we are very proactive in terms of once we see any trend that’s out of the ordinary, the state of Florida is a great example. You know, we raised the rates on the renewal book in April. We’re raising rates on new business this month. I think it’s slated for mid-May. I can’t give you the exact date, but it’s pretty much booked in terms of our getting it out there, so it’s hard. I can’t give you a date certain. Again, we price to make underwriting profits, period. I mean, that is the objective and that’s where we will get. Again, early on in a state when you’re booking new business and you’ve got a disproportionate amount of new business relative to renewals, you’re going to have this type results. It’s not unexpected, but it takes a little time, in other words, to get adjustments, rate increases in place, to get your claim staff aligned and situated to be able to handle the claims. And we’re certainly making wonderful progress in that respect and our expectation is that we will make underwriting profits in these states.

Jess Hires — Third Point — Analyst

Is there any way that we can look at — I guess based upon your experience, you don’t need to comment specifically about what you’re seeing in Arizona and Texas, but historically given the way that the combines are higher at first in these new programs, what’s the difference between the upfront combine to really a steady stake combine? Is it ten points, five points, 15 points? Is there any way for us to think about that?

Jim Gober — Infinity Property and Casualty — Chairman, President, CEO

Yeah, again, I can’t give you a specific number, because it varies from state to state. Yeah.

Jess Hires — Third Point — Analyst

Okay.

Jim Gober — Infinity Property and Casualty — Chairman, President, CEO

You know, it’s —

Jess Hires — Third Point — Analyst

Okay.

Jim Gober — Infinity Property and Casualty — Chairman, President, CEO

It’s impossible to do.

Jess Hires — Third Point — Analyst

Okay. I also may have missed this, but the wet weather that you saw in Q1 do you have an estimate of how much that increased losses or your combined ratio in the quarter? Ballpark estimate.

Jim Gober — Infinity Property and Casualty — Chairman, President, CEO

Yeah, we had actually two factors at work. It’s been more difficult for us to quantify, and I don’t think we have an exact number for you. For instance, in California, Los Angeles had the wettest year, this was reported, through mid-February in more than a century. So when you look at January/February, certainly there was a spike in terms of reported claims. And then in March you had gasoline prices in March, and actually April approaching and exceeding $3 a gallon, which was a favorable trend in that respect. It help offset some of that.

In terms of the south, a very tough quarter as far as adverse weather conditions. Certainly the northeast more of the same. Texas, one hailstorm that hit that caused some losses in that state, but I’m not sure that we can give you an exact number, extract it state by state for you, Jess.

Jess Hires — Third Point — Analyst

Okay. And that was just for color with respect to this share repurchase program. Now that you’re going to be in the clear about that stock, can you walk us through how you think about whether to buy back the stock versus redeploying your business? What’s the calculus that you all go through in determining how to use that capital?

Roger Smith — Infinity Property and Casualty — CFO

It really gets back to incremental cost of capital, incremental returns we think we can make on business written, so it sounds real scientific. It obviously is not, because it’s based on projections and what you think the business will be over time, but we can certainly look at that versus where the share price stands and whether that makes good sense. In addition, in terms of immediate support growth with capital, that’s another factor that we through into the capital.

Jess Hires — Third Point — Analyst

Okay. Great. Well, great quarter. Thank you for taking my call.

Jim Gober — Infinity Property and Casualty — Chairman, President, CEO

Thanks, Jess.

Roger Smith — Infinity Property and Casualty — CFO

Thanks.

Operator

And our next question comes from the line of Richard Firie from Delphi Management. Sir, please proceed.

Richard Firie — Delphi Management — Analyst

Yeah. Good morning. Thanks. I missed a little bit of the call here. I got bounced off. But I’m wondering going forward, and I know this varies a good deal by geography, what you think you can grow the top line of the business, what you’d like to grow policies in force as well as premiums over time.

Jim Gober — Infinity Property and Casualty — Chairman, President, CEO

Richard, this is Jim Gober. We’ve talked in the past oftentimes, as a matter of fact, about what’s manageable growth. My comments have always been around I don’t think you can grow a company in excess of 15% and manage the claim side of the business. And what I mean is that once you exceed that number, you have a difficult time hiring, training, putting claim adjusters, appraisers, FIU staff, house counsel, attorneys in the field without really overwhelming existing staff in terms of their pending cases. So our view is that you just really — it’s tough if you exceed that. And if you’re under that number, then it is manageable growth.

Richard Firie — Delphi Management — Analyst

Right.

Jim Gober — Infinity Property and Casualty — Chairman, President, CEO

So that’s something that would certainly be —

Richard Firie — Delphi Management — Analyst

And you talked a little bit about the competition in various places. Is there anything else you can add to that, in any other geographies that you haven’t discussed where you might do that as a bit of a problem, people pricing irrationally and that sort of thing?

Jim Gober — Infinity Property and Casualty — Chairman, President, CEO

Not pricing irrationally. This is Jim again. Again, the pricing has been pretty rational. When you look at the main players, the companies that control the market, again they have taken selective rate decreases on certain segments of the business. What we’ve seen in the filings we’ve reviewed, and we review pretty much all of them, those decreases have been more aimed at drivers that are in the standard preferred category, drivers with three to five years of good driving experience, you know, no lapse in coverage. It seems that the companies are really jockeying for that particular segment of the business, not only from a pricing standpoint, but certainly in their advertising as well. So that is still there and is very prevalent, although again from the nonstandard segment we haven’t seen any irrational moves by competitors at this point, so I think it’s good news. I think we still don’t have the market that we experienced in the late ‘90s here today.

Richard Firie — Delphi Management — Analyst

All right. Thank you very much.

Roger Smith — Infinity Property and Casualty — CFO

Thank you.

Operator

And our next question comes from John Gwynn from Morgan Keegan. Sir, please proceed.

John Gwynn — Morgan Keegan — Analyst

Roger, one quick followup. The weather-related losses in California in January and February were they technically classified as CAT losses?

Roger Smith — Infinity Property and Casualty — CFO

No.

John Gwynn — Morgan Keegan — Analyst

Okay. So all that fell outside of the — that’s an ISO definition of CAT losses?

Roger Smith — Infinity Property and Casualty — CFO

That’s right. We had a few storms in the south actually, and a hailstorm in Texas.

John Gwynn — Morgan Keegan — Analyst

Right.

Roger Smith — Infinity Property and Casualty — CFO

Pretty modest.

John Gwynn — Morgan Keegan — Analyst

Okay. Thanks.

Operator

(OPERATOR INSTRUCTIONS) And we have a question from Lara Devoe (ph) from Wachovia Securities. Please proceed.

Lara Devoe — Wachovia Securities — Analyst

Hi, yes, good morning.

Roger Smith — Infinity Property and Casualty — CFO

Good morning.

Lara Devoe — Wachovia Securities — Analyst

I just had a question on your earnings guidance for 2005. I think last quarter you were assuming premium growth in the low to mid-single digits and a combined ratio in the low ‘90s. I just wanted to see has that changed, especially since your growth is so strong in the first quarter and your combined ratio is in that area but it included 6.9 points of reserve releases. So has that changed at all?

Roger Smith — Infinity Property and Casualty — CFO

No, not at this time. Keep in mind we did have a heavy extra contractual what we saw called corporate litigation quarter too, somewhat offsetting the genesis of the reserve release. And so at this time, we’re not changing that guidance.

Jim Gober — Infinity Property and Casualty — Chairman, President, CEO

To Roger’s comment he made earlier, I think after the second quarter we’ll take a look. The first quarter is just a rough quarter typically. That’s been the history in terms of the seasonal weather patterns. This was no exception. After the second quarter, we may have a little better gauge and can respond to that more effectively.

Lara Devoe — Wachovia Securities — Analyst

Okay. Great. And then one other question. Are there any other states that you’re considering adding as resource states? I know that you’ve mentioned that in the past.

Jim Gober — Infinity Property and Casualty — Chairman, President, CEO

Yeah, there are two other states we’re looking at. We’re not ready to announce them yet. We still want to stay under the radar screen. Competitors watch what we do and keep track of it, so I believe after the second quarter we should be able to discuss that and have some good news for you.

Lara Devoe — Wachovia Securities — Analyst

Okay. Great. Thank you.

Operator

(OPERATIONS INSTRUCTIONS) And sirs, we have no further question.

Jim Gober — Infinity Property and Casualty — Chairman, President, CEO

All right. Well, thank you all for participating in the conference call. We appreciate it very much. Certainly appreciate your support. We’re off to a very good start, and we’re looking forward to meeting again and talking about the second quarter earnings. Thanks a lot.

Operator

        Ladies and gentlemen, we thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Have a good day.

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2005, Thomson StreetEvents All Rights Reserved.